      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 2000

==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                              APPLICA INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           FLORIDA                                         59-1028301
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                        Identification Number)

                             5980 MIAMI LAKES DRIVE
                           MIAMI LAKES, FLORIDA 33014
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

                             2000 STOCK OPTION PLAN
             ------------------------------------------------------

                               ------------------

                               LISA R. CARSTARPHEN
                         VICE PRESIDENT - LEGAL AFFAIRS
                              APPLICA INCORPORATED
                             5980 MIAMI LAKES DRIVE
                           MIAMI LAKES, FLORIDA 33014
             ------------------------------------------------------
                     (Name and address of agent for service)

                                 ((305) 362-2611
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                               -------------------


                         CALCULATION OF REGISTRATION FEE

======================================= ==================== ======================== ====================== =====================
                                                                PROPOSED MAXIMUM            PROPOSED
           TITLE OF SECURITIES             AMOUNT TO BE          OFFERING PRICE         MAXIMUM AGGREGATE         AMOUNT OF
            TO BE REGISTERED                REGISTERED            PER SHARE (1)         OFFERING PRICE(1)      REGISTRATION FEE

--------------------------------------- -------------------- ------------------------ ---------------------- ---------------------
Common Stock
  $.10 par value......................    1,000,000 shares          $12.8125               $12,812,500              $3,383
======================================= ==================== ======================== ====================== =====================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the average of the high and low sale price of the Common Stock on June 21, 2000 ($12.8125).

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

---------------------

         * The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 1999; and

         (c) the descriptions of the Registrant's Common Stock and related matters set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form S-1 (File No. 002-28383) filed under the Securities Act of 1933, as amended (the "Act"), including any amendments to such descriptions in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant has entered into an agreement with each of its directors and certain executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require the Registrant to indemnify the officers and directors of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          (5.1)   Opinion of Lisa R. Carstarphen, Vice President - Legal Affairs

         (10.1)   2000 Stock Option Plan

         (23.1)   Consent of Grant Thornton LLP

         (23.2)   Consent of Counsel (contained in the opinion filed as Exhibit
                  5.1 hereto)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida on June 21, 2000.

                                    APPLICA INCORPORATED

                                    By: /s/ DAVID M. FRIEDSON
                                       ---------------------------------------
                                       Name:     David M. Friedson
                                       Title:    Chairman, President and Chief
                                                 Executive Officer

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                         TITLE                                   DATE
              ---------                                         -----                                   ----
/s/ DAVID M. FRIEDSON                   Chairman, President and Chief Executive Officer            June 21, 2000
----------------------------------      (Principal Executive Officer)
David M. Friedson

/s/ HARRY D. SCHULMAN                   Senior Vice President and Chief Financial Officer          June 21, 2000
----------------------------------      (Principal Financial Officer) and Director
Harry D. Schulman

/s/ JERALD I. ROSEN                     Director                                                   June 21, 2000
---------------------------------
Jerald I. Rosen

/s/ PAUL K. SUGRUE                      Director                                                   June 21, 2000
---------------------------------
Paul K. Sugrue

/s/ LAI KIN                             Director                                                   June 21, 2000
---------------------------------
Lai Kin

/s/ RAYMOND SO                          Director                                                   June 21, 2000
---------------------------------
Raymond So

/s/ LEONARD GLAZER                      Director                                                   June 21, 2000
---------------------------------
Leonard Glazer

/s/ BARBARA FRIEDSON GARRETT            Director                                                   June 21, 2000
---------------------------------
Barbara Friedson Garrett

                                        Director
---------------------------------
Felix S. Sabates

/s/ ARNOLD THALER                       Director                                                   June 21, 2000
---------------------------------
Arnold Thaler

/s/ THOMAS KANE                         Director                                                   June 21, 2000
---------------------------------
Thomas Kane




              SIGNATURE                                         TITLE                                   DATE
              ---------                                         -----                                   ----

/s/ SUSAN GANZ                          Director                                                   June 21, 2000
---------------------------------
Susan Ganz

/s/ DESMOND LAI                         Director                                                   June 21, 2000
---------------------------------
Desmond Lai

/s/ FREDERICK E. FAIR                   Director                                                   June 21, 2000
---------------------------------
Frederick E. Fair

/s/ J. MAURICE HOPKINS                  Director                                                   June 21, 2000
---------------------------------
J. Maurice Hopkins


                                  EXHIBIT INDEX

  EXHIBIT
   NUMBER                           DESCRIPTION
   ------                           -----------

      5.1      Opinion of Lisa R. Carstarphen, Vice-President - Legal Affairs

     10.1      2000 Stock Option Plan

     23.1      Consent of Grant Thornton LLP

     23.2 Consent of Counsel (contained in the opinion filed as Exhibit 5.1 hereto)